Exhibit 10.95

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THIS SECURITY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

PROMISSORY NOTE
$300,000.00	Issue Date: September 14, 2017
Minneapolis, Minnesota

Subject to the terms and conditions of this Promissory Note (this "Note"), for value received, OrangeHook, Inc., a Florida corporation (the "Company"), hereby promises to pay to the order of Taylor Trust Corporation (the "Holder"), the principal sum of Three Hundred Thousand and No/ 100 Dollars ($300,000.00) (the "Principal Amount"), together with interest thereon as indicated below.

1.     Maturity. The Company shall pay the outstanding principal and all accrued interest thereon in full on March 14, 2018 (the "Maturity Date").

2.     Interest. Interest shall accrue from the date hereof on the unpaid Principal Amount of this Note from time to time outstanding at a fixed rate of two percent (2%) per month. Interest shall be computed on the actual number of days elapsed in the applicable month and shall not be compounded. All payments will be applied first to accrued interest until all then outstanding accrued interest has been paid in full, and then to the repayment of principal until all principal has been paid in full.

3.     Prepayment. The Company may prepay this Note, including outstanding principal and interest, in full but not in part, at any time upon giving the Holder not less than five (5) days' prior written notice of the Company's intention to so prepay this Note, without penalty or premium.

4.     Default. The term "Event of Default" as used herein shall mean either of the following events:

a.	Failure of the Company to pay the Principal Amount and accrued interest when due.
b.	The Company voluntarily terminates operations or consents to the appointment of a receiver, trustee or similar person with respect to all or a substantial part of its assets.
c.	The Company admits its inability to pay its debts as they become due.

d.	The Company makes a general assignment for the benefit of its creditors; or
e.
The Company files a voluntary petition in bankruptcy, or a decree or other order by a court of competent jurisdiction shall have been entered adjudging the Company bankrupt or insolvent under the provisions of the United States Bankruptcy Code or applicable insolvency law or statute providing for the modification or adjustment of the rights of creditors, and such degree or order shall have continued undischarged or unstayed for a period of sixty (60) days.

If any Event of Default shall occur, the Holder must provide written notice of default to the Company, shall, after ten (10) days and without further notice, become immediately due and payable at the option of the Holder upon the Holder's declaration thereof upon the occurrence and during the continuance of an Event of Default. Upon the occurrence and during the continuance of an Event of Default under this Note, all past due principal and/or interest shall bear interest from the due date to the date of actual payment at the lesser of the highest rate for which the Company may legally contract or the rate of 3% per month.
5.     Unsecured Indebtedness. This Note represents general, unsecured obligations of the Company and will rank on parity with all other unsecured indebtedness of the Company.
6.     No Recourse Against Others. No director, officer, employee or shareholder, as such, of the Company shall have any liability for any obligations of the Company under the Note or for any claim based on, in respect of or by reason of such obligations or their creation. The Holder, by accepting this Note, waives and releases all such liability as part of the consideration for this issue of this Note.
7.     Amendments. Any term of this Note may be amended only with the written consent of the Company and the Holder.
8.     Governing Law. This Note is made in and shall be interpreted and enforced in accordance with the internal laws of the State of Minnesota without giving effect to its principles or provisions regarding choice of law. Jurisdiction and venue of any litigation arising out of this Note will be exclusively in the Hennepin County District Court of the State of Minnesota or the United States District Court for the District of Minnesota located in Minneapolis, MN. Company and Holder submit to the personal jurisdiction of such courts and waives any argument that either such court is an inconvenient forum.
9.     Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of the Principal Amount and applied against the Principal Amount of this Note.
10.    Waiver. The Company and all others who may become liable for the payment of all or any part of the indebtedness hereby waive presentment, protest, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.
11.     Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

12.     Notices. All notices and demands under this Note will be in writing sent by United States mail, registered or certified postage prepaid, or by a reputable ovemight courier service (such as Federal Express), with such notice addressed to the recipient at the recipient's address set forth above. Such notices will be effective three days after deposit in the United States mail as provided above or upon delivery by reputable overnight courier service as indicated in the records of such service.
13.     Assignment. This Note, and the rights and obligations hereunder, are not assignable by the Holder without the prior written consent of the Company.
14.     Headings. All references in this Note to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.
15.     Attorneys' Fees. The Company agrees to pay all costs, including reasonable attorneys' fees, at any time paid or incurred by the Holder in connection with the collection of any amounts due or enforcement of any other rights of Holder under this Note.

[Signature Page Follows].

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
ORANGEHOOK, INC.

By: /s/ James L. Mandel
             James L. Mandel
             President & Chief Executive Officer